Exhibit 10 (cc)
Norfolk Southern Corporation Long-Term Incentive Plan
Award Agreement for Outside Directors

    This AGREEMENT dated as of /$GrantDate$/ (Award Date), between NORFOLK SOUTHERN CORPORATION (Corporation), a Virginia corporation, and /$ParticipantName$/ (Participant), a director of the Corporation who is not an officer or employee of the Corporation or any of its subsidiaries.

1.Award Contingent Upon Execution of this Agreement. This Award is contingent upon the Participant’s timely execution and return to the Corporate Secretary of this Agreement.

2.Terms of Plan Govern. The Award made hereunder is made pursuant to the Norfolk Southern Corporation Long-Term Incentive Plan (Plan), all the terms and conditions of which are incorporated in this Agreement and which form a part of this Agreement. The Participant agrees to be bound by all the terms and conditions of the Plan and in this Agreement, and by all determinations of the Committee thereunder. Capitalized terms used in this Agreement but not defined herein will have the same meanings as in the Plan.

3.Deferral Election. Each Participant may make an irrevocable election to defer distribution of Restricted Stock Unit Shares payable in respect of an Award until the Participant’s Separation from Service, in accordance with this Agreement and procedures established by the Corporate Secretary. To make a deferral election, a Participant must file an irrevocable deferral form with the Corporation before the beginning of the year in which such Award would be granted. Notwithstanding the foregoing, if, in accordance with Section 3 of the Plan, an individual is to be elected by the Board to be a non-employee director of the Corporation after the Committee has made an Award to non-employee directors for that calendar year, then that individual must make the deferral election prior to that individual’s election as a director in order to defer distribution of the initial grant of Restricted Stock Unit Shares. The deferral election must specify whether the Participant is to receive the Restricted Stock Unit Shares upon the Participant’s Separation From Service in either a single distribution or in ten annual installments.

4.Award of Restricted Stock Units. The Corporation hereby grants to the Participant on Award Date /$AwardsGranted$/ Restricted Stock Units. Each Restricted Stock Unit is a contingent right to receive a Restricted Stock Unit Share, subject to the restrictions and other terms and conditions set forth in the Plan and this Agreement. The Participant’s Award of Restricted Stock Units will be recorded in a memorandum account. The Participant will have no beneficial ownership interest in the Common Stock of the Corporation represented by the Restricted Stock Units awarded until the Participant receives a distribution of Restricted Stock Unit Shares.

(a)No Deferral Election – Restriction Period. Restricted Stock Units are subject to a Restriction Period which will terminate on /$LastVestDate$/ or, if Corporation’s Common Stock is not traded on such date, on the next preceding date on which the Corporation’s Common Stock is traded.

(i)Restrictions. Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in Section 5 of this Agreement, Restricted Stock Units will be subject to the following restrictions:

A.the Participant will not be entitled to (1) receive the Restricted Stock Unit Shares, (2) vote the Common Stock represented by the Restricted Stock Units, or (3) receive dividends thereon; and

B.the Restricted Stock Units may not be sold, transferred, assigned, pledged, conveyed, hypothecated, used to exercise options, or otherwise disposed of.

(ii)Dividend Equivalent Payments. The Corporation will make to a Participant who holds Restricted Stock Units on the declared record date a cash payment on the number of shares of Common Stock represented by the Restricted Stock Units held by Participant on such record date. Each dividend equivalent will be equal to the regular quarterly dividend declared by the Board of Directors of the Corporation and paid on Common Stock, and payable on or about the date on which the Corporation pays the regular quarterly dividend on its Common Stock in accordance with the Corporation’s normal dividend payment practice as may be determined by the Committee, in its sole discretion.

(iii)Distribution of Restricted Stock Units. Restricted Stock Units will vest upon the expiration of the Restriction Period. Upon the vesting and expiration of the Restriction Period, a whole number of Restricted Stock Unit Shares equal to the number of Restricted Stock Units on the date the

Exhibit 10 (cc)
Restriction Period ended will be distributed to the Participant or the Participant’s beneficiary in the event of the Participant’s death.

(b)Deferral Election – Restriction and Retention Period. If the Participant makes a deferral election as described in Section 3 of this Agreement, then the Restricted Stock Units are subject to a Restriction Period which terminates on /$LastVestDate$/ or, if Corporation’s Common Stock is not traded on such anniversary date, on the next preceding date on which the Corporation’s Common Stock is traded. In addition, the Restricted Stock Units are subject to a Retention Period. The Retention Period will expire upon the Participant’s Separation from Service (within the meaning of section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) (a “Separation From Service”) or death. Restricted Stock Units will not be settled in Restricted Stock Unit Shares until the expiration of both the Restriction Period and the Retention Period.
(i)Restrictions. Until the expiration of the Restriction Period and the Retention Period, or the lapse of restrictions in the manner provided in Section 5 of this Agreement, Restricted Stock Units granted under this Award will be subject to the following restrictions:

A.the Participant will not be entitled to (1) receive the Restricted Stock Unit Shares, (2) vote the Common Stock represented by the Restricted Stock Units, or (3) receive dividends thereon; and

B.the Restricted Stock Units may not be sold, transferred, assigned, pledged, conveyed, hypothecated, used to exercise options, or otherwise disposed of.

(ii)Crediting of Dividend Equivalents. On each dividend payment date for the Corporation, the Corporation will credit the memorandum account of each Participant who holds Restricted Stock Units as of the declared record date with additional Restricted Stock Units and fractions thereof equivalent to the dividend paid on the Corporation’s Common Stock based on the Fair Market Value of the Common Stock on the dividend payment date. Each credited dividend equivalent will be equal to the amount of the regular quarterly dividend paid in accordance with the Corporation’s normal dividend payment practice as may be determined by the Committee, in its sole discretion. The Participant’s memorandum account will be credited with additional Restricted Stock Units, including fractions thereof, pursuant to this paragraph until all Restricted Stock Units that were credited to the Participant are distributed.

(iii) Distribution of Restricted Stock Units. The Restricted Stock Units credited hereunder will be distributed in accordance with an irrevocable distribution election previously made by the Participant.

If the Participant elected to receive the Restricted Stock Units in a single distribution, upon the Participant’s Separation From Service: (a) whole shares of Common Stock equal to the number of Restricted Stock Units for which the Restriction Period has expired will be delivered to the Participant within 30 business days following the Participant’s Separation from Service; and (b) thereafter, when the Restriction Period expires for the most recent year’s Restricted Stock Unit Award, whole shares of Common Stock equal to the most recent year’s Award plus the number of additional Restricted Stock Units credited under Section 4(b)(ii) for that Award, will be delivered to the Participant. Any remaining fraction of a single Restricted Stock Unit that remains in the memorandum account upon the final distribution of any whole shares of Common Stock from the account will be distributed in cash concurrent with the final stock distribution.

If the Participant elected to receive the Restricted Stock Units in ten annual installments upon the Participant’s Separation From Service, following the expiration of the Retention Period, the first distribution will be made in January following the year of the Participant’s Separation From Service, and subsequent installments will be distributed on the anniversary of the first installment. Whole shares of Common Stock will be delivered to the Participant upon distribution of each annual installment. The first such installment will be equal to the number of whole Restricted Stock Unit Shares that equal one tenth of the total number of the Restricted Stock Units in the memorandum account for which the Restriction Period has expired at the time of the distribution; the second installment, one ninth of the remaining total number for which the Restriction Period has expired at the time of the distribution; and so forth, until all remaining Restricted Stock Units are distributed as whole Restricted Stock Unit Shares upon distribution of the tenth installment. Any remaining fraction of a single Restricted Stock Unit that was credited to the memorandum account upon the distribution of the tenth installment will be distributed in cash concurrent with the distribution of the tenth installment.

Exhibit 10 (cc)
At all times until the shares of Common Stock of the Corporation are actually issued in accordance with this Section, the Award remains an unfunded, unsecured promise to deliver shares in the future.

5.Death of the Participant. If the Participant dies before the entire Award has been distributed, upon the Participant’s death, all Restricted Stock Units held pursuant to this Agreement will vest, and the Restriction Period on the Restricted Stock Units will lapse immediately notwithstanding any deferral election made by a Participant. Restricted Stock Units credited to the Participant’s memorandum account will be distributed as whole Restricted Stock Unit Shares to the Participant’s beneficiary within 30 days following the Participant’s death. Any remaining fraction of a single Restricted Stock Unit that remains in the memorandum account upon the distribution of any whole shares of Common Stock from the account will be distributed to the Participant’s beneficiary in cash. The beneficiary may not, directly or indirectly, designate the taxable year of the distribution.

6.Nontransferability. This Agreement and the Restricted Stock Units granted to the Participant shall not be subject to any assignment, pledge, levy, garnishment, attachment, or other attempt to assign or alienate such shares prior to their delivery to Participant (or Participant’s beneficiary), including, without limitation, under any domestic relations order, and any such attempted assignment or alienation will be null, void, and of no effect.

7.Tax Withholding. To the extent required by law with respect to any Participant who is a Canadian tax resident, or as may be otherwise required to satisfy any federal or state tax withholding requirements, the Corporation will reduce the gross number of minimum number of Restricted Stock Unit Shares to be delivered under this Agreement hereof by withholding the minimum necessary number of shares necessary to satisfy the Corporation’s tax withholding obligations with respect to the Participant (or in the event of the Participant’s death, the beneficiary) based on the Fair Market Value of the Corporation’s Common Stock when shares are distributable to the Participant (or beneficiary). The Participant or beneficiary will be deemed to have been issued the gross number of Restricted Stock Unit Shares prior to such tax withholding, notwithstanding that a number of shares are held back solely for the purpose of satisfying such tax withholding obligation. The value of any fractional share amount created as a result of such withholding will be added to the tax withholding amount.

8.Governing Law. The Participant agrees that this Award shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to Georgia’s choice of law rules. The Participant consents to the personal jurisdiction of the federal and/or state courts serving the State of Georgia and waives any defenses of forum non conveniens. The Participant agrees that any and all initial judicial actions related to this Award shall only be brought in the United States District Court for the Northern District of Georgia, Atlanta Division, or the Georgia State-wide Business Court, regardless of the place of Participant’s residence or work location at the time of such action.

    IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and the Participant has executed this Agreement by his or her electronic acceptance hereof, in acceptance of the above-mentioned Award, subject to the terms of the Plan and of this Agreement, all as of the day and year first above written.

                    By: _____________________________________________
                        /$ParticipantName$/

                 By: _____________________________________________
                        NORFOLK SOUTHERN CORPORATION

Exhibit 10 (cc)

Deferral Election for
Restricted Stock Units Awarded in 2022 and Subsequent Years
Under the Norfolk Southern Corporation Long-Term Incentive Plan
Must Be Completed Annually For Each Director Who Wants Deferral

    I am, or will be, appointed as a director of Norfolk Southern Corporation (“Corporation”). I am not an officer or employee of the Corporation, or any of its subsidiaries.

I may become eligible for Awards of Restricted Stock Units made pursuant to the Norfolk Southern Corporation Long-Term Incentive Plan (Plan) in calendar year 2022 and future years. The Restricted Stock Units will be distributed as Restricted Stock Unit Shares one year after the Award Date unless I affirmatively elect to defer the distribution of each Award until my Separation from Service or death, as described herein.

I am making an election, as of the date listed below, to defer distribution of Restricted Stock Units awarded under the Norfolk Southern Corporation Long-Term Incentive Plan (Plan) pursuant to the Award granted next year (or, if I am a new director, pursuant to the Award granted upon my becoming a director) until my Separation from Service or death.

By completing and signing this form, I hereby acknowledge my understanding and acceptance of the following:

1.Irrevocable Election. This election is irrevocable for Restricted Stock Units to be awarded in the calendar year after the year in which I complete this election, unless I revoke it on or before December 31 of the calendar year in which I make it. If I am to be appointed as a new director of the Corporation, this election is irrevocable for Restricted Stock Units to be awarded upon my appointment. I may revoke this deferral election for Restricted Stock Units by providing written notice to the Corporate Secretary on or before December 31 before the year in which the Restricted Stock Units are to be awarded. If I properly revoke this election, no Restricted Stock Units awarded in the year after the year in which I revoke the election will be deferred unless I make a new, timely deferral election.

2.Terms of Plan Govern. This deferral election is made pursuant to the Plan and the Award Agreement. I agree to be bound by all the terms and conditions of the Plan and the Award Agreement, and by all determinations of the Committee thereunder. Capitalized terms not defined herein are defined in the Plan.

3.Award of Restricted Stock Units. The Committee may, from time to time, make Awards of Restricted Stock Units. Any such Restricted Stock Units will be recorded in a memorandum account, and I will have no beneficial ownership interest in the Common Stock of the Corporation represented by the Restricted Stock Units awarded.

4.Restriction and Retention Period. The Award of Restricted Stock Units will be subject to a one-year Restriction Period. In addition, pursuant to this election, this Award will be subject to a Retention Period that will expire upon my Separation from Service (within the meaning of section 409A of the Internal Revenue Code of 1986, as amended) (a “Separation From Service”) or death. Restricted Stock Units will not be settled in Restricted Stock Unit Shares until the expiration of every applicable Restriction Period and Retention Period.

5.Distribution of Restricted Stock Units. I have elected a form of distribution, below, with respect to any Restricted Stock Units that are credited to the memorandum account maintained on my behalf under the Plan.

My election of the form of distribution is irrevocable for the Restricted Stock Units subject to this deferral election.

If I elect to receive the Restricted Stock Units in a single distribution upon my Separation from Service, upon my Separation from Service, whole shares of Common Stock equal to the number of Restricted Stock Units for which the Restriction Period has expired will be distributed to me within 30 business days following my Separation from Service. If the Restriction Period for the most recent year’s Restricted Stock Unit Award has not expired prior to my Separation from Service, then whole shares of Common Stock will be distributed to me upon the subsequent expiration of the Restriction Period for the most recent year’s award. Any remaining fraction of a single Restricted Stock Unit that remains in the

Exhibit 10 (cc)
memorandum account upon the final distribution of any whole shares of Common Stock from the account will be distributed in cash concurrent with the final stock distribution.

    If I elect to receive the Restricted Stock Units in ten annual installments upon my Separation From Service, the first distribution will be made in January following the year of my Separation From Service, and subsequent installments will be distributed on the anniversary of the first installment. Whole shares of Common Stock will be delivered upon distribution of each annual installment. The first such installment will be equal to the number of whole Restricted Stock Unit Shares that equal one tenth of the total number of the Restricted Stock Units in the memorandum account for which the Restriction Period has expired at the time of the distribution; the second installment, one ninth of the remaining total number for which the Restriction Period has expired at the time of the distribution; the third installment, one eighth of the remaining total number for which the Restriction Period has expired at the time of the distribution; and so forth, until all remaining Restricted Stock Units are distributed as whole Restricted Stock Unit Shares upon distribution of the whole shares in the tenth installment. Any remaining fraction of a single Restricted Stock Unit that was credited to the memorandum account upon the distribution of the tenth installment will be distributed in cash concurrent with the distribution of the tenth installment.

If I die before the entire Award has been distributed, then any Restricted Stock Units credited to the memorandum account will be distributed as whole Restricted Stock Unit Shares to my beneficiary within 30 days following my death. Any remaining fraction of a single Restricted Stock Unit that remains in the memorandum account upon the distribution of any whole shares of Common Stock from the account will be distributed to my beneficiary in cash. The beneficiary may not, directly or indirectly, designate the taxable year of the distribution.

I elect to defer distribution of Restricted Stock Units awarded next year (or, if I am a new director, pursuant to the Award granted upon my becoming a director) until my Separation from Service or death.

I elect the following form of distribution for the Restricted Stock Units subject to this deferral election (check only one):

_______     A single distribution

_______     Ten annual installments, beginning in January following the year of my Separation From Service with the Corporation.

This deferral election applies only to Restricted Stock Units awarded next year or, if I am a new director, only for the Restricted Stock Units awarded upon my becoming a director. I understand that I may revoke this election in a writing received by the Corporate Secretary by December 31 of the year before the year in which the Restricted Stock Units are awarded. However, this election is irrevocable as to the time and form of distribution for all Restricted Stock Units that were subject to this election.

Date:    ______________________        By: _________________________________________

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